As filed with the Securities and Exchange Commission on July 16, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALX ONCOLOGY HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware	2834	85-0642577
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

866 Malcolm Road, Suite 100

Burlingame, California 94010

650-466-7125

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jaume Pons, Ph.D.

Chief Executive Officer

ALX Oncology Holdings Inc.

866 Malcolm Road, Suite 100

Burlingame, California 94010

650-466-7125

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth A. Clark Tony Jeffries Michael E. Coke Christina L. Poulsen Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 650-493-9300	Peter Garcia Chief Financial Officer ALX Oncology Holdings Inc. 866 Malcolm Road, Suite 100 Burlingame, California 94010 650-466-7125	Dave Peinsipp Kristin E. VanderPas Laura Berezin Denny Won Cooley LLP 101 California Street San Francisco, California 94111 415-693-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-239490

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (3)
Common Stock, $0.001 par value per share	575,000	$19.00	$10,925,000	$1,419

(1)

Represents only the additional number of shares being registered and includes 75,000 shares issuable upon the exercise of the underwriters’ option to purchase additional shares. Does not include the securities, the offer and sale of which the registrant previously registered on a Registration Statement on Form S-1 (File No. 333-239490), as amended (the Earlier Registration Statement).

(2)

The registrant previously registered securities on the Earlier Registration Statement, which was declared effective by the Securities and Exchange Commission on July 16, 2020. In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the Securities Act), an additional amount of securities having a proposed maximum aggregate offering price of $10,925,000 are hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

(3)	Calculated pursuant to Rule 457(a) under the Securities Act. The registrant previously paid a filing fee of $20,301 for the Earlier Registration Statement.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, ALX Oncology Holdings Inc., a Delaware corporation, is filing this registration statement with the Securities and Exchange Commission (SEC). This registration statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-239490), which we originally filed on June 26, 2020 (the Earlier Registration Statement), and which the SEC declared effective on July 16, 2020.

We are filing this registration statement for the sole purpose of increasing the aggregate number of shares of common stock, par value $0.001 per share, offered by us by 575,000 shares, 75,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of common stock. The additional shares of common stock that are being registered for issuance and sale pursuant to this registration statement are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Earlier Registration Statement. The information set forth in the Earlier Registration Statement is incorporated by reference in this filing.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Independent Registered Public Accounting Firm as to the Registrant.

23.2	Consent of Independent Registered Public Accounting Firm as to ALX Oncology Limited.

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (reference is made to Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of the Form S-1 Registration Statement (Registration No. 333-239490) filed on June 26, 2020).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, State of California, on the 16th day of July, 2020.

ALX ONCOLOGY HOLDINGS INC.

/s/ Jaume Pons
Jaume Pons, Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Jaume Pons	President, Chief Executive Officer and Director (Principal Executive Officer)	July 16, 2020
Jaume Pons, Ph.D.

/s/ Peter Garcia	Chief Financial Officer (Principal Financial Officer)	July 16, 2020
Peter Garcia

/s/ Steffen Pietzke Steffen Pietzke	Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	July 16, 2020

*	Executive Chairman of the Board of Directors	July 16, 2020
Corey Goodman, Ph.D.

*	Director	July 16, 2020
Rekha Hemrajani

*	Director	July 16, 2020
Jason Lettmann

*	Director	July 16, 2020
Jack Nielsen

*	Director	July 16, 2020
Graham Walmsley, M.D., Ph.D.

*By:	/s/ Jaume Pons
Jaume Pons, Ph.D. Attorney-in-fact

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